140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20180123896-10
Barbara K. Cegavske (signature)	Filing Date and Time 03/19/2018 9:35 AM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0195302007-1

Articles of Merger
(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Marizyme, Inc.
Name of **merging** entity

Nevada
Jurisdiction

corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

GBS Enterprises Incorporated
Name of **surviving** entity

Nevada
Jurisdiction

corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Marizyme, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

GBS Enterprises Incorporated
Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1 of the Articles of Incorporation, as amended, of GBS Enterprises Incorporated, the suriving entity, will be amended to change its name to "Marizyme, Inc.", the name of the merging entity. No other articles of the Articles of Incorporation of the surviving entity will be changed.

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: 03/26/2018 **Time:** 10:00 am

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Marizyme, Inc.
Name of **merging** entity

X [signature]
Signature — CEO, President, Secretary, Treas. **Title** — 03/19/2018 **Date**

Name of **merging** entity

X
Signature — **Title** — **Date**

Name of **merging** entity

X
Signature — **Title** — **Date**

Name of **merging** entity

X
Signature — **Title** — **Date**

and,

GBS Enterprises Incorporated
Name of **surviving** entity

X [signature]
Signature — CEO and President **Title** — 03/19/2018 **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER
OF
GBS ENTERPRISES INCORPORATED
AND
MARIZYME, INC.

This Agreement and Plan of Merger (the "**Agreement**") is entered into by and between GBS Enterprises Incorporated, a Nevada corporation (the "**Parent**"), and Marizyme, Inc., a Nevada corporation and a wholly-owned subsidiary of the Parent (the "**Subsidiary**"), as of March 5, 2018.

WHEREAS, the boards of directors of each of the Parent and Subsidiary have declared it advisable and in the best interests of each of the corporations and their respective stockholders to merge the Subsidiary with and into the Parent pursuant to Section 92A.180 of the Nevada Revised Statutes ("**NRS**") upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Company and the Subsidiary agree as follows:

1. **Merger.** Subsidiary shall, pursuant to the applicable provisions of the NRS, be merged with and into Parent as of the effective date and time set forth in the Articles of Merger ("**Effective Time**") to be filed with the Secretary of State of the State of Nevada (the "**Articles of Merger**"). As of the Effective Time, Parent shall be the surviving corporation and shall change its name to "Marizyme, Inc." (the "**Surviving Corporation**"), and the separate existence of Subsidiary shall cease in accordance with the provisions of the NRS.

2. **Articles of Incorporation.**

    a. The Articles of Incorporation of Parent (as amended from time to time, "**Articles of Incorporation**"), as now in force and effect, shall continue to be the Articles of Incorporation of the Surviving Corporation, except that the name of the Parent set forth in Article I of the Articles of Incorporation shall be changed to "Marizyme, Inc." upon the Effective Time.

    b. Such Articles of Incorporation as herein amended shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the NRS and the Articles of Incorporation.

3. **Bylaws.** The Bylaws of Parent ("**Bylaws**"), as now in force and effect, shall continue to be the Bylaws of the Surviving Corporation and shall continue in full force and effect until changed, altered, or amended in the manner prescribed by the applicable provisions of the NRS and the Bylaws.

4. **Directors and Officers.** The directors and officers of the Parent in office at the Effective Time shall be the directors and officers of the Surviving Corporation in office at the Effective Time, all of whom shall hold their offices until the election and qualification of their respective successors or until their earlier removal, resignation or death in accordance with the Bylaws.

5. **Capital Stock of Parent and Subsidiary.** At the Effective Time, each issued and outstanding share of capital stock of Subsidiary, having a par value per share of $0.0001, shall be cancelled and shall not be converted into, or exchanged with, shares of the Surviving Corporation in any manner. Each issued and outstanding equity share of Parent shall not be converted or exchanged in any manner, but as of the Effective Time shall represent equivalent equity shares of the Surviving Corporation.

6. **Execution, Filing and Recordation.** Parent and Subsidiary agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Nevada and that they will cause to be performed all necessary acts within the State of Nevada and elsewhere to effectuate the merger provided for in this Agreement.

7. **Termination.** This Agreement may be terminated at any time prior to the Effective Time upon a vote of the directors of either Parent or Subsidiary. In the event of such termination, this Agreement shall forthwith become void and neither party nor their respective officers, directors or stockholders shall have any liability hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date first written above.

PARENT: **GBS ENTERPRISES INCORPORATED**

By: ______________________

Name: Joerg Ott

Title: President and Chief Executive Officer

SUBSIDIARY: **MARIZYME, INC.**

By: ______________________

Name: Nicholas DeVito

Title: President, Chief Executive Officer, Secretary and Treasurer

STATE OF GERMANY)

) **ss:**

COUNTY OF BAYERN)

On MARCH, 14 , 2018, before me, personally appeared JOERG OTT personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the attached instrument the person executed the instrument.

WITNESS my hand and official seal.

____

Notary Signature

[seal]

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date first written above.

PARENT:	**GBS ENTERPRISES INCORPORATED**
	By: ____________________
	Name: Joerg Ott
	Title: President and Chief Executive Officer
SUBSIDIARY:	**MARIZYME, INC.**
	By: [signature]
	Name: Nicholas DeVito
	Title: President, Chief Executive Officer, Secretary and Treasurer

STATE OF New Jersey)
) **ss:**
COUNTY OF Somerset)

On March 5, 2018, before me, personally appeared Nicholas DeVito personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the attached instrument the person executed the instrument.

WITNESS my hand and official seal.

[signature]
Notary Signature

[seal]

SHARAN SINGH-PHAM
NOTARY PUBLIC OF NEW JERSEY
ID # 50027053
My Commission Expires 11/12/2020

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

MARIZYME, INC.

Nevada Business Identification # NV20071413059

Expiration Date: March 31, 2019

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 19, 2018

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.